Exhibit 5.1

June 5, 2015

Board of Directors

Real Industry, Inc.

15303 Ventura Boulevard, Suite 1600

Sherman Oaks, CA 91403

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Real Industry, Inc., a Delaware corporation (the “Company” and formerly known as Signature Group Holdings, Inc.), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) covering the offering of up to 1,945,890 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with the associated rights (the “Rights,” and with the Common Stock, the “Securities”) to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred”) of the Company, which Securities are issuable pursuant to the Company’s Amended and Restated 2015 Equity Award Plan (the “2015 Plan”), to employees, directors and consultants of the Company directly or upon the exercise of options or the vesting of restricted stock units or such other securities as specified in the 2015 Plan.

The Rights were created by that certain Rights Agreement, dated October 27, 2007, between the Company (as successor in interest to Signature Group Holdings, Inc., a Nevada corporation (“Signature Nevada”)), and Computershare Inc. (as successor in interest to Mellon Investor Services LLC (“Mellon”)), as rights agent (the “Rights Agent”), as amended by (a) the First Amendment to the Rights Agreement, dated July 28, 2011, between Signature Nevada and Mellon, and (b) the Rights Agreement Amendment and Assignment, dated as of January 2, 2014, between Signature Nevada and the Rights Agent (as so amended, the “Rights Agreement”).

We have acted as counsel to the Company in connection with the Registration Statement, and in that connection and for the purposes of this opinion, we have examined and relied upon originals or copies certified or otherwise identified to our satisfaction of such corporate records, instruments, certificates, memoranda, and other documents, and such certificates or comparable documents of public officials and of officers or other representatives of the Company as we have deemed in our judgment necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) a copy of the 2015 Plan, (iii) organizational documents of the Company, including the Company’s Second Amended and Restated Certificate of Incorporation, as amended, as currently in effect, the Company’s Certificate of Designation of Series A Preferred, as currently in effect, and the Company’s Second Amended and Restated Bylaws, as currently in effect, (iv) the Rights Agreement, and (v) minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Securities, in each case (excluding clause (i)) as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

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Real Industry, Inc.

June 5, 2015

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In that examination, we have assumed with your permission and without independent investigation: (i) the genuineness of all signatures; (ii) that where any signature (other than a signature of the Company) purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such document had the power and authority to do so; (iii) the authenticity and completeness of all original documents reviewed by us in original or photostatic copy form; (iv) the conformity to the authentic originals of all documents submitted to us as certified, conformed or as photostatic copies; (v) the conformity of all provisions, terms and conditions contained in documents submitted to us in draft form with the provisions, terms and conditions contained in the executed final versions of such documents; (vi) that the documents, instruments and agreements shown to us are complete and no modifications to any thereof exist; (vii) that each individual who executes any document, instrument or agreement is legally competent to do so; and (viii) that each party, other than the Company, that has executed or will execute a document, instrument or agreement to which the Company is a signatory has all requisite power and authority and has duly and validly taken all necessary action to execute and deliver such documents, instruments and agreements and to perform the transactions contemplated thereby, that all such documents, instruments and agreements have been duly and validly executed and delivered by such party and that all such documents, instruments and agreements are legal, binding and enforceable obligations of such party.

We have further assumed that all shares, options, restricted stock units or other securities issued or granted or to be issued or granted pursuant to the 2015 Plan were or will be validly granted in accordance with the terms of the 2015 Plan and that all of the Securities to be issued directly or upon exercise of such options or vesting of such restricted stock units or other securities will be issued in accordance with the terms of such awards, options, restricted stock units or other securities and the 2015 Plan. We assume that the appropriate action will be taken, prior to the offer and sale of the Securities in accordance with the 2015 Plan, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws, if applicable.

The opinions contained herein are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the laws of any other state or jurisdiction other than, and our opinion herein is limited to, the General Corporation Law of the State of Delaware. The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

Based upon, subject to and limited by the foregoing and the other limitations and qualifications herein, we are of the opinion that:

(i) the Securities have been duly authorized, and

Real Industry, Inc.

June 5, 2015

(ii) following (a) effectiveness of the Registration Statement under the Securities Act of 1933, as amended (“Securities Act”), and assuming that such effectiveness remains in effect throughout the period during which the Securities are offered, issued and sold pursuant to the 2015 Plan and the Rights Agreement, (b) grant, issuance and the delivery of the Securities pursuant to the terms of the 2015 Plan and the award agreements thereunder and (c) receipt by the Company of the consideration for the Securities specified in the applicable resolutions, as determined by the Board of Directors of the Company and as specified in the documents governing such grants and the 2015 Plan, the Securities will be validly issued, and the Shares will be fully paid and nonassessable.

In rendering this opinion, we have also assumed that the members of the Board of Directors of the Company have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement. This opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors of the Company may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Moreover, this opinion addresses corporate procedures in connection with the issuance of the Rights associated with the Securities, and not any particular provision of the Rights or Rights Agreement. It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would invalidate such rights in their entirety.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion speaks as of the date hereof, and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect. Except as provided in this and in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent.

Very truly yours,

/s/ CROWELL & MORING LLP
Crowell & Moring LLP